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                           EXHIBIT 16.1

             Letter from Alvin L. Dahl & Associates, Inc.
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ALVIN L. DAHL                 Member:
& Associates, PC                      American Institute of Certified
Certified Public Accountants          Public Accountants
                                      Private Companies Practice Section
A Professional Corporation            SEC Practice Section
                                      Texas Society of Certified
                                      Public Accountants
                                      Dallas Chapter of Certified
                                      Public Accountants



  July 21, 1998

  Securities and Exchange Commission
  450 Fifth Street, N. W.
  Washington, DC 20549

  Gentlemen:

  We have read Item 4 of Form 8-K dated July 21, 1998 of National Equities Holdings, Inc. and are in agreement with the statements contained in paragraphs one through four therein. We have no basis to agree or disagree with other statements of the registrant contained in the Form 8-K.

                                              Sincerely,


                                              /s/ Alvin L. Dahl
                                              ALVIN L. DAHL & Associates, PC
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